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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K



                                 CURRENT REPORT

                         PURSUANT TO SECTION 13 OR 15(D)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                                FEBRUARY 3, 2005
                Date of Report (Date of earliest event reported)


                             MACROVISION CORPORATION
             (Exact name of registrant as specified in its charter)


            DELAWARE                000-22023                  77-0156161
(State or other jurisdiction of    (Commission              (I.R.S. employer
 incorporation or organization)     File No.)            identification number)


                            2830 DE LA CRUZ BOULEVARD
                          SANTA CLARA, CALIFORNIA 95050
          (Address of principal executive offices, including zip code)

                                 (408) 743-8600
              (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01.  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On February 3, 2005, Macrovision Corporation (the "Company") entered into an Executive Severance and Arbitration Agreement (the "Agreement") with James Wickett, its Executive Vice President of Corporate Development. The Agreement is substantially similar to agreements entered into between the Company and certain of its other executive officers on each such officer's one-year anniversary of employment with the Company. A copy of the Agreement is attached to this report as Exhibit 10.1.

     Under the terms of the Agreement, in the event of a change of control of the Company, Mr. Wickett will be entitled to receive minimum severance payments in the form of six months of salary continuation calculated on base salary (excluding bonus) upon termination of employment for any reason other than cause. In such event, the unvested options of Mr. Wickett will immediately vest if he is terminated or constructively terminated within 90 days prior to the change of control, or twelve months following the change of control.


ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

     The following exhibit is furnished with this report on Form 8-K:

     EXHIBIT
     NUMBER                                  DESCRIPTION
     -----------        --------------------------------------------------------
     10.1               Executive Severance and Arbitration Agreement with
                        James Wickett dated February 3, 2005


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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        MACROVISION CORPORATION
                                        (Registrant)




Date:  March 14, 2005                   By: /s/ George M. Monk
                                            ------------------------------------
                                            George M. Monk
                                            Acting Chief Financial Officer